UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

TrovaGene, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	27-2004382
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

11055 Flintkote Avenue, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 217-4838

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 5, 2012, TrovaGene, Inc. (the “Company”) entered into an Asset Purchase Agreement with MultiGEN Diagnostics, Inc. (“MultiGEN”) pursuant to which the Company agreed to purchase MultiGEN’s clinical laboratory assets in exchange for the issuance of 750,000 shares of common stock of the Company.  Up to an additional $3.7 million in common stock and cash may be paid to MultiGEN upon the achievement of specific sales and earnings targets.  The transaction is subject to customary closing conditions.

Item 8.01                               Other Events

On January 6, 2012, the Company issued a press release announcing that it had entered into a definitive agreement to purchase MultiGEN Diagnostics, Inc.’s clinical laboratory assets.

Item 9.01                               Financial Statements and Exhibits

(d)         Exhibits.

4.1         Press Release of TrovaGene, Inc. dated January 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2012

TROVAGENE, INC.

	By:	/s/ Antonius Schuh
Antonius Schuh
Chief Executive Officer